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                 Exhibit 11 - Computation of Earnings per Share


The following tabulation presents the calculation of primary and fully diluted earnings per share for the three-month period ended September 30, 1996 and the period July 11, 1995 (inception) to September 30, 1996.


                                                                                                         For the Period
                                                                           Three months                  July 11, 1995
                                                                              ended                      (inception) to
                                                                           Sept 30, 1996                 Sept 30, 1996
                                                                           -------------                 --------------
Reported net loss                                                          $     (19,678)                $     (123,301)
                                                                           =============                 ==============

Loss on common shares                                                      $     (19,678)                $     (123,301)
                                                                           =============                 ==============


Weighted average common shares outstanding                                       679,048                        679,048
                                                                           =============                 ==============

Loss per common share - primary and fully diluted

 Loss from continuing operations                                           $        (.03)                $         (.18)
                                                                           =============                 ==============

 Net Income                                                                $        (.03)                $         (.18)
                                                                           =============                 ==============








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